Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-57355

PROSPECTUS SUPPLEMENT NO. 13
(to prospectus dated July 17, 1998)

3,267,564 Shares
First Industrial Realty Trust, Inc.
Common Stock

This prospectus supplement supplements information contained in the “Selling Stockholders” section of the prospectus dated July 17, 1998 relating to the potential offer and sale from time to time of up to 3,267,564 shares of common stock of First Industrial Realty Trust, Inc. by the selling stockholders. This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the prospectus dated July 17, 1998, including any supplements or amendments to such prospectus.

The table below reflects units and redemption shares that were originally included in the “Selling Stockholders” section of the prospectus as being held by “Additional Holders of Units” and were acquired on March 17, 1997.

Name	Number of Shares and Units Owned Before the Offering	Number of Shares Offered Hereby
Ignatius Musti	1,508	1,508 (18)

As a result of the identification of the selling stockholder listed in the table above, the “Number of Shares Offered Hereby” for “Additional Holders of Units” is changed to 92,759.

The date of this prospectus supplement is May 31, 2006.